Exhibit 99.3 Second Quarter 2020 Results July 21, 2020

Forward Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) loan and deposit growth, line utilization and deposit pricing; (2) net interest income and net interest margin; (3) non-interest revenue; (4) non-interest expense; (5) credit trends and key credit performance metrics, including loan deferrals; (6) our future operating and financial performance; (7) our liquidity position; (8) our strategy and initiatives for future growth, balance sheet management, capital management, liquidity, expense savings and revenue benefits; and (8) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict. These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and uncertainties related to the impact of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations, and the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Statements about the potential effects of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, team members, third parties and Synovus. Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non- interest revenue; adjusted non-interest expense; adjusted tangible non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total non-interest expense; efficiency ratio; and total shareholders' equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period- to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue is a measure used by management to evaluate non-interest revenue exclusive of net investment securities gains (losses) and gains on sales and net changes in the fair value of private equity investments. Adjusted non-interest expense, adjusted tangible non-interest expense, and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation. 2

SYNOVUS

Second Quarter 2020 Highlights

	Reported 2Q20	Reported 2Q19	Adjusted 2Q20[1]	Adjusted 2Q19[1]
Earnings per Share	$0.57	$0.96	$0.23	$1.00
Return on Average Assets	0.71%	1.34%	0.32%	1.39%
Return on Average Tangible Common Equity[1]	8.69%	16.09%	3.60%	16.70%
Efficiency Ratio	51.58%	54.14%	57.91%	52.08%

- Diluted EPS of $0.57 and adjusted diluted EPS[1] of $0.23
- Period-end loan growth of $1.7 billion or 4.3% vs. 1Q20 includes $2.7 billion of Paycheck Protection Program (PPP) loans
- Period-end deposits of $44.2 billion increased $4.4 billion or 11.0% vs. 1Q20
  - Total core transaction deposits[2] grew $4.6 billion or 18.7% vs. 1Q20
- Net interest income growth of $3 million vs. 1Q20; net interest margin of 3.13% vs. 3.37% in 1Q20
- Non-interest revenue growth of $70 million vs. 1Q20; adjusted non-interest revenue[1] decreased $4 million
  - Net mortgage revenue of $24 million, an increase of $11 million vs. 1Q20 on record production
- Non-interest expense of $284 million up $8 million vs. 1Q20; adjusted non-interest expense[1] of $276 million up $5 million vs. 1Q20
  - Adjusted non-interest expense[1] includes $7 million increase in mortgage commissions, $7 million of fees associated with the implementation of Synovus Forward initiatives, and $7 million of COVID-19 related expenses partially offset by a $7 million reduction in benefits and payroll tax expense
- Provision for credit losses of $142 million reflected significant economic stress due to the COVID-19 healthcare crisis
  - Allowance for credit losses (ACL) coverage ratio (to loans) of 1.63%; 1.74% excluding PPP loans
  - Credit quality metrics remain stable, with the non-performing loan ratio and net charge-off ratio of 0.37% and 0.24%, respectively
- CET1 ratio increased 20 bps during the quarter to 8.90%; total risk-based capital ratio increased 41 bps to 12.70% , a two-year high

(1) Non-GAAP financial measure; see appendix for applicable reconciliation
(2) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds and brokered

3

Loans Period-end Loan Balances (in billions) $39.9(1) ▪ Sequential quarter period-end growth of $1.7 billion (1) $38.3 $2.7 or 4.3% vs. 1Q20 $36.1(1) ▪ Significant C&I growth led by $2.7 billion in PPP loan growth; fundings of $2.9 billion 46.2% 50.0% ▪ Notable reversal in C&I line utilization, 44.9% from roughly 50% in 1Q20 to 41% ▪ $704 million decline in Consumer, primarily the result of a reduction in lending partnerships 23.2% 26.5% 26.0% ▪ Moved $535 million of student loans to Held-for-Sale ▪ Reduced GreenSky balances by $266 million 27.1% 28.6% 27.9% C&I QoQ Δ Consumer QoQ Δ (in millions) (in millions) Amounts may not total due to rounding (1) Total loans are net of deferred fees, costs, discounts/premiums 4

Deposits Period-end Deposit Balances (in billions) ▪ Period-end deposits increased $4.4 billion or 11.0% vs. 1Q20 $44.2 ▪ Core transaction deposits(1) up $4.6 $39.8 9.7% billion, led by DDA growth of $2.9 $38.0 10.0% billion 7.9% 12.1% ▪ Broad-based growth across NOW, 13.2% 11.5% MMA, savings; offset by continued 11.6% decline in time deposits 19.3% 14.5% ▪ 2Q20 interest-bearing deposit costs down 45 bps vs. 1Q20 ▪ ~$3 billion of core time deposits 66.6% maturing in 2H20 61.3% 62.2% Deposit Costs: Prior Cycle Lows vs. Today 3Q14 June 2020 Amounts may not total due to rounding (1) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds and brokered 5

Net Interest Income (in millions) ▪ Net interest income of $377 million increased $397 $373 $377 $3 million or 0.9% vs. 1Q20 $9 ▪ Net interest income benefited from prudent deposit pricing and significant growth in PPP loan balances ▪ Recognized $9 million of PPP fees in 2Q20 ▪ PPP processing fees totaled $95 million 2Q20 NIM: Primary Drivers ▪ Net interest margin declined 24 bps vs. 1Q20 to 3.13% 3.13% ▪ Primary drivers of reduction in NIM include the short-term rate cuts in March and excess liquidity ▪ Significant deposit growth resulted in excess funding position; expect partial reversal in 3Q20 6

Non-interest Revenue (in millions) ▪ 2Q20 non-interest revenue of $173 million increased $70 million or 67.0% vs. 1Q20 and $84 million or 93.2% vs. 2Q19 $173 ▪ Investment gains of $78 million ▪ Adjusted non-interest revenue(2) of $95 million decreased $4 million or 4.0% vs. 1Q20 and increased $5 million or 5.7% vs. 2Q19 $104 ▪ Mortgage revenue up $11 million $90 sequentially, driven by record production (in millions) (1) Amounts may not total due to rounding (1) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges (2) Non-GAAP financial measure; see appendix for applicable reconciliation 7

Non-interest Expense (in millions) ▪ 2Q20 non-interest expense of $284 million increased $8 million or 2.8% vs. 1Q20 and $20 $274 million or 7.6% vs. 2Q19 $269 $254 ▪ Additional $5 million earnout liability is indicative of the continued success of the Global One enterprise ▪ Expenses of $3 million in real estate rationalization; payback < 2 years ▪ 2Q20 adjusted non-interest expense(1) of $276 million increased $5 million or 1.9% vs. 1Q20 and $20 million or 7.7% vs. 2Q19 ▪ $23 million in commissions, up $7 million from prior quarter on record mortgage production 2Q19 1Q20 2Q20 ▪ $7 million in expenses related to implementation of Synovus Forward, Efficiency Ratio 54.14% 57.81% 51.58% up $4 million from prior quarter Adjusted Tangible 52.08% 56.72% 57.91% Efficiency Ratio(1) ▪ $7 million in COVID related expenses 8 (1) Non-GAAP financial measure; see appendix for applicable reconciliation

Credit Quality (in millions) 0.50% 0.42% 0.44% 0.39% 0.37% 0.33% ( 0.41% 2 0.34% 0.32% ) 0.37% 0.24% 0.27% 0.22% 0.22% 0.12% 0.2 $12 $20 $9 $209% $24 0.0 7% $159 $142 $650 $61 $532 $38 1.63%(1) $2 791% 7. 590% $258 $267 $283 $287 $24 103% $12 138% 277% 9 (1) 2Q20 ACL coverage ratio (to loans) was 1.74% excluding PPP loans of $2.7 billion

Capital Ratios ▪ QoQ improvement of 20 bps in CET1; Total Capital increased to 12.70%, highest level in 2 years ▪ Sizeable 2Q20 provision more than offset by core PPNR ▪ 3Q20 settlement of pending securities and loan sales expected to contribute ~20bps to CET1 (1) ▪ No share repurchases in 2H20 8.90% Pre-tax Income (1) Preliminary 10

Industries Sensitive to COVID-19(1) As of July 14th, 2.3% of the total loan portfolio was in a P&I deferral status Portfolio Balance Current Credit Statistics Round 2 Deferral Range (2) Hotels 1.9x DSC; 55% LTV mostly non-resort, $1,365 million 0.00% NPL Ratio $400-$550 million franchised hotel properties 3.4% of total loans 0.00% Past Dues 30-40% 28.8% 0.16% NCO Ratio(3) Shopping Centers 1.5x DSC; 61% LTV retail centers (excluding those 11.0%$1,071 million 0.04% NPL Ratio $215-$325 million with grocery, pharmacy, or 22.8% 2.7% of total loans 0.00% Past Dues 20-30% discount anchor tenant) 0.05% NCO Ratio(3) Restaurants 0.47% NPL Ratio $150-$240 million full-service and limited-service $787 million 0.02% Past Dues 20-30% restaurants 2.0% of total loans 0.18% NCO Ratio(3) 20.1% 27.1% 0.50% NPL Ratio Retail Trade $724 million 0.08% Past Dues $70-$145 million 1.8% of total loans (non-essential) 46.0% 0.34% NCO Ratio(3) 10-20% retailers (excluding gas & staples) Arts, Entertainment, 0.11% NPL Ratio $462 million & Recreation 0.00% Past Dues $25-$50 million 1.2% of total loans fitness centers, rec facilities, golf 0.32% NCO Ratio(3) 5-10% courses/country clubs Oil-related 0.00% NPL Ratio primarily related to transportation, $265 million 0.00% Past Dues $0-$15 million operations, and support; little-to-no 0.7% of total loans exploration/production 0.00% NCO Ratio(3) 0-5% Note: Balances exclude PPP loans (1) See the appendix for additional information 11 (2) Includes the percentage of total balances expected to receive a second 90-day deferral of principal and interest based on analysis/activity to-date (3) Quarter-to-date annualized

COVID-19 Impact on Cash Inflows COVID Impact - Total COVID Impact - Month-by-Month (cash inflows, YOY change) (cash inflows, YOY change) Mar - May Mar - June Mar Apr May Jun 1.4% Total Book 0 -6.4% -12.2% -17.0% -8.3% -9.2% Deferred 0 -2.6% -12.3% -17.7% -19.8% -22.9% -31.5% 2.4% Not Deferred 0 -4.9% -9.4% -5.8% -6.5% -13.2% Note: For 'total' impact, top and bottom 3% outliers are excluded; for 'month-by-month', top and bottom 5% are excluded. Cash inflow changes are simple averages for 12 customers with sufficient operating account coverage (covering ~65% of loan exposures)

Synovus Forward Initiatives

SYNOVUS

Process

- Completed diagnostic review in 1Q20 ✓
- Identified revenue and expense opportunities across bank ✓
- Execution on first wave of initiatives underway ✓

Outcomes

- ~$100M run-rate benefit by year-end 2021
- Improved growth, profitability and efficiency
- Best-in-class franchise for customers, employees, and shareholders

Success

- Diversified work teams, supported by third-parties
- Quarterly updates on program progress
- This is a top priority: executive management owns this work

Expense Initiatives
% of total


Real estate optimization
Organizational efficiency & effectiveness
$45-65M
Tech & ops efficiency
Third-party spend

- Executing on $25M+ third-party expense savings identified
- Organizational efficiency programs estimated to curtail expense growth and drive $20M in savings
- Real estate consolidation expected to generate $10M in savings

Revenue Initiatives
% of total


Accelerate growth in high potential segments
Deepen client relationships
$35-55M
Expand product offerings and capabilities
Improve pricing performance

- Analytics and sales capability enhancement expected to generate incremental revenues of $20M+
- Optimization of pricing tools and execution expected to deliver ~$15M in benefit
- Targeted growth opportunities through talent and product expansion projected to drive $10M in growth

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Appendix

Allowance for Credit Losses (in thousands) $649,677 (1) Economic Factors ACL/Loans: 1.39% 1.63% ACL/Loans 1.39% 1.74% excl. PPP(2): 3 Economic Assumptions: 1 2 3 Unemployment rate of Moderate economic expansion approximately 10% at the Estimated impact of following the spikes in real GDP end of 2020 & remaining enacted stimulus expected in the 2nd and 3rd elevated throughout 2021 quarter of the year (1) Other includes growth, migration (including changes in specific reserves), etc. 15 (2) 2Q20 ACL coverage ratio (to loans) was 1.74% excluding PPP loans of $2.7 billion

Paycheck Protection Program (PPP) ▪ Average loan size of ~$153,000 April 3-16 April 17-26 April 27-June 30 ~8,300 loans Period between ~10,880 loans ▪ Businesses receiving PPP loans employ ~$2 billion rounds ~$900 million more than 335,000 individuals Application process opened April 10 to the self-employed and independent contractors ▪ 176 loans totaling $97 million have paid off as of June 14, 2020 ▪ ~30% of PPP funds distributed to low-to- Percentage of Total PPP Loans by Industry moderate income areas Percentage of PPP loan 75% amounts of $150,000 or less 17% 17% 17% 17% 17% Percentage of PPP loan amounts of $25,000 or less 35% 16

Quarterly Highlights Trend 2Q19 3Q19 4Q19 1Q20 2Q20 Diluted EPS 0.96 0.83 0.97 0.20 0.57 Net interest margin 3.69 3.69 3.65 3.37 3.13 Efficiency ratio 54.14 56.20 53.44 57.81 51.58 Financial Performance Adjusted tangible efficiency ratio(1) 52.08 51.71 53.20 56.72 57.91 ROA(2) 1.34 1.14 1.27 0.32 0.71 Adjusted ROA(1)(2) 1.39 1.33 1.24 0.32 0.32 Total loans 5.7 3.1 8.1 11.9 4.3 Balance Sheet Growth(3) Total average deposits 0.8 (1.9) 1.7 8.6 11.0 NPA ratio 0.39 0.42 0.37 0.50 0.44 Credit Quality NCO ratio(2) 0.13 0.22 0.10 0.21 0.24 Common shares outstanding(4) 156,872 147,594 147,158 147,267 147,313 (5) Leverage ratio 8.89 9.02 9.16 8.92 8.38 Capital Tangible common equity ratio(1) 8.56 8.04 8.08 7.94 7.41 17 (1) Non-GAAP financial measure; see applicable reconciliation (2) Annualized (3) Sequential quarter growth annualized, except for 2Q20 (4) In thousands (5) Preliminary

Condensed Income Statement (in thousands, except per share data) 2Q20 1Q20 2Q19 Net interest income $ 376,566 $ 373,260 $ 397,262 Non-interest revenue 173,484 103,857 89,807 Non-interest expense 284,141 276,279 264,126 Provision for credit losses 141,851 158,722 12,119 Income before taxes 124,058 42,116 210,824 Income tax expense 30,866 3,595 54,640 Preferred stock dividends 8,291 8,291 3,150 Net income available to common shareholders $ 84,901 $ 30,230 $ 153,034 Weighted average common shares outstanding, diluted 147,733 148,401 159,077 Net income per diluted common share $ 0.57 $ 0.20 $ 0.96 18

Non-interest Revenue 2Q20 vs. 1Q20 2Q20 vs. 2Q19 (in thousands) 2Q20 1Q20 2Q19 % Change % Change Service charges on deposit accounts $ 15,567 $ 20,689 $ 21,994 (24.8) (29.2) Fiduciary and asset management fees 14,950 15,174 14,478 (1.5) 3.3 Brokerage revenue 9,984 12,398 10,052 (19.5) (0.7) Mortgage banking income 23,530 12,227 7,907 92.4 197.6 Card fees 9,186 10,950 11,161 (16.1) (17.7) Capital markets income 6,050 11,243 8,916 (46.2) (32.1) Income from bank-owned life insurance 7,756 6,038 5,176 28.5 49.8 Other non-interest revenue 8,345 10,659 10,513 (21.7) (20.6) Adjusted non-interest revenue $ 95,368 $ 99,378 $ 90,197 (4.0) 5.7 Gain on sale and fair value increase/(decrease) of private equity investments, net 8,707 (4,255) 1,455 nm nm Investment securities gains (losses), net 69,409 8,734 (1,845) nm nm Total non-interest revenue $ 173,484 $ 103,857 $ 89,807 67.0 93.2 nm = not meaningful 19

Earning Assets Composition Loan Portfolio Rate Mix and Yield (2) (1) Net Interest Income Sensitivity(2) Gradual change in short- Estimated % change in net term interest rates interest income (in bps) (1) +100 1.79% -25 (0.24)% (1) Loan and investment yields include purchase accounting adjustments (PAA). Excluding the effect of PAA, loan and investment yields were 4.60% and 3.09%, respectively, in 1Q20; 4.75% and 3.10%, respectively, in 4Q19; 4.93% and 3.04%, respectively, in 3Q19; and 5.04% and 3.02%, respectively, in 2Q19 (2) Declining rate sensitivity includes flooring of market rates at 0% 20

Loan Portfolio by Category Consumer Portfolio - $9.3 Billion CRE Portfolio - $10.8 Billion ▪ High quality Consumer Real Estate book ▪ 87% are income-producing ▪ Weighted average credit score of 789 and 778 for ▪ Residential C&D and Land are 2% of total loans HELOC and Mortgage, respectively ▪ No CRE loan > $50 million ▪ Average LTV of ~75% for both HELOC and Mortgage ▪ Average loan size of $13 million Consumer Non-R/E Resi. Constr, Dev, Land ▪ Diversity among property types and geographies 4.3% 2.0% Consumer CRE 26.5% 28.6% C&I Portfolio - $19.9 Billion Multi-Family 5.6% ▪ Primarily direct middle market and commercial Consumer R/E Office Bldg. clients Related 5.8% ▪ 18.9% Syndications ~7% of total loans ▪ C&I specialty lending includes Senior Housing and Hotel C&I Premium Finance 3.4% 45.0% ▪ C&I industry mix aligned with economic and demographic drivers C&I Specialty Lending 13.7% Direct Middle Market & Commercial Banking 36.3% Portfolio Characteristics Consumer CRE C&I NPL Ratio 0.39% 0.08% 0.51% Consumer QTD Net Charge-off Ratio (annualized) 0.16% 0.01% 0.41% 30+ Days Past Due Ratio 0.29% 0.04% 0.08% CRE 90+ Days Past Due Ratio 0.04% 0.01% 0.02% C&I Amounts may not total due to rounding 21

Commercial Real Estate Composition of 2Q20 CRE Portfolio ▪ Investment Properties portfolio represents 87% of Total Portfolio $10.8 billion total CRE portfolio ▪ The portfolio is well diversified among the 2.1% property types 2.5% 1.0% 2.8% ▪ Credit quality in Investment Properties portfolio remains excellent 4.3% 21.2% ▪ As of 2Q20, Residential C&D and Land Acquisition 7.2% Portfolios represent only 2.2% of total performing loans 9.4% 20.8% ▪ No single CRE loan above $50 million 12.6% 16.1% ▪ Average CRE loan size is $13 million ▪ Average construction equity has remained consistent around 30% over the past year Land, Development, and Investment Properties Residential Properties Portfolio Other Construction, Characteristics Office Multi- Shopping Investment 1-4 Family Development, (as of June 30, 2020) building family Centers Hotels Properties Warehouse Perm/Mini-Perm & Land Balance (in millions) $2,298 $2,253 $1,738 $1,365 $1,012 $781 $467 $914 NPL Ratio 0.04% 0.00% 0.02% 0.00% 0.04% 0.00% 0.40% 0.56% Net Charge-off Ratio* 0.00% 0.00% 0.00% 0.16% (0.11)% (0.02)% (0.09)% (0.05)% 30+ Days Past Due Ratio 0.00% 0.00% 0.00% 0.00% 0.05% 0.04% 0.58% 0.06% 90+ Days Past Due Ratio 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.26% 0.01% Amounts may not total due to rounding 22

C&I Portfolio Diverse Industry Exposure Total C&I Portfolio $19.9 billion ▪ Wholesale Bank (includes Large Corporate, Middle Market, and Specialty Lines) represents 51.7% of C&I Balances ▪ Community/Retail Bank represents 34.4% of C&I balances Credit Indicator 2Q20 NPL Ratio 0.51% Net Charge-off Ratio (annualized) 0.41% 30+ Days Past Due Ratio 0.08% 90+ Days Past Due Ratio 0.02% Amounts may not total due to rounding 23

Consumer Portfolio

Total Consumer Portfolio $9.3 billion



Consumer Mortgage
62.9%
HELOC
18.5%
Consumer Lending Partnerships
11.5%
Other Consumer
4.5%
Credit Card
2.7%

Mortgage and HELOC, the two largest concentrations, have strong credit indicators

Credit Indicator	HELOC	Mortgage
Weighted Average Credit Score of 2Q20 Originations	797	781
Weighted average credit score of total portfolio	789	778
Average LTV	68.6%	78.2%
Average DTI	31.2%	29.7%
Utilization Rate	50.5%	N/A

Amounts may not total due to rounding

Credit Indicator	2Q20
NPL Ratio	0.39%
Net Charge-off Ratio *	0.16%
30+ Days Past Due Ratio	0.29%
90+ Days Past Due Ratio	0.04%

*Annualized

- **Credit Card Portfolio continues to perform well**
  - Average utilization rate is 20.6%
  - Average credit score is 730
  - QTD net charge-offs below industry average of 3.19% annualized

- **Lending Partnerships with GreenSky and SoFi**
  - Currently $1.1 billion in balances, or 2.8% of total Loans
  - GreenSky is a point-of-sale program where the customer applies for a small loan with a home improvement store, contractor, or other merchant

24

Senior Housing $2.2 billion, 5.5% of total loans ▪ Peak month-end P&I deferral rate of 4% (in millions) Senior Housing ▪ Portfolio attributes: Funded balances $2,203 ▪ 63% weighted average loan-to-value Unfunded commitments $263 ▪ No non-accruals, past dues, or losses since inception of portfolio in 2011 Total exposure $2,466 ▪ 79% of the portfolio is private pay, primarily focused on Independent Living, Assisted Living, and Memory Care ▪ 21% of the portfolio is Skilled Nursing ▪ Quality operators; sponsorship with strong liquidity to provide: ▪ Frequent testing of staff and patients ▪ Full staffing with quality medical care ▪ Ability to space out residents/change layouts ▪ Enhanced cleaning and filtration ▪ Amenities to curb impact of lockdown on residents (1) ▪ Led by a seasoned team of industry experts, with a combined 208 years of experience among 12 team members ALF - Assisted Living Facility MC - Memory Care SNF - Skilled Nursing Facility IL - Independent Living CCRC - Continuing Care Retirement Community Amounts may not total due to rounding 25 (1) Other includes 5% IL, 4% ALF, 4% MC, 4% IL/ALF, 2% SNF/ALF, 2% ALF/MC/IL, and 1% CCRC

Hotels and Shopping Centers ▪ Hotel Credit Quality: Hotels - 3.4% of total loans ▪ 1.9x DSC (in millions) Hotels ▪ 55% Average LTV ▪ Funded balances $1,365 0.00% NPL Ratio Unfunded commitments $209 ▪ 0.00% Past Dues ▪ 0.16% NCO Ratio(1) Total exposure $1,574 1% ▪ Construction comprises ~14% of outstanding balances; average equity of 33% 6% 20% ▪ ~ 85% of outstanding balances are franchised 27% hotels; top franchises include: ▪ Hilton 46% ▪ Marriott ▪ Hyatt Shopping Centers(2) - 2.7% of total loans ▪ Shopping Centers Credit Quality(2): ▪ 1.5x DSC (in millions) Shopping Centers ▪ 61% Average LTV ▪ 0.04% NPL Ratio Funded balances $1,071 ▪ 0.00% Past Dues (1) Unfunded commitments $0 ▪ 0.05% NCO Ratio Total exposure $1,071 ▪ Virtually no mall exposure; <15% in power centers ▪ Primarily densely populated infill locations in major metro areas (1) Quarter-to-date annualized (2) Excludes shopping centers with grocery, pharmacy, or discount anchor tenant 26

Restaurants and Retail Trade ▪ Restaurant Credit Quality: Restaurants - 2.0% of total loans ▪ 0.47% NPL Ratio (in millions) Restaurants ▪ 0.02% Past Dues (1) Funded balances $787 ▪ 0.18% NCO Ratio Unfunded commitments $174 ▪ >60% of restaurants are franchises; top franchises Total exposure $961 include: 2% ▪ McDonalds ▪ Cracker Barrel ▪ Zaxby's ▪ Panera Bread Co. ▪ Burger King 56% 42% Non-Essential Retail Trade - 1.8% of total loans ▪ Non-Essential Retail Trade Credit Quality: ▪ 0.50% NPL Ratio (in millions) Retail Trade ▪ 0.08% Past Dues Funded balances $724 ▪ 0.34% NCO Ratio(1) Unfunded commitments $231 ▪ Includes all retail, except: Total exposure $955 ▪ Grocery ▪ Gas ▪ Other essentials Note: Balances exclude PPP loans (1) Quarter-to-date annualized 27

Arts, Entertainment, & Rec. and Oil-Related Arts, Entertainment, & Recreation - 1.2% of total loans (in millions) Arts, Entertainment, & Rec. ▪ Arts, Entertainment, & Rec. Credit Quality: Funded balances $462 ▪ 0.11% NPL Ratio ▪ 0.00% Past Dues Unfunded commitments $83 ▪ 0.32% NCO Ratio(1) Total exposure $545 ▪ Fitness centers, recreational facilities, golf courses/country clubs, etc. Oil-related - 0.7% of total loans ▪ Oil-related Credit Quality: (in millions) Oil-Related Industry Exposure ▪ 0.00% NPL Ratio ▪ 0.00% Past Dues Funded balances $265 ▪ 0.00% NCO Ratio(1) Unfunded commitments $165 ▪ Little-to-no exploration or production in the Total exposure $430 portfolio ▪ Primarily related to transportation, operations, and support Note: Balances exclude PPP loans (1) Quarter-to-date annualized 28

Portfolio Risk Distribution (in millions) Composition Growth 1Q20 vs. 2Q20 Risk Category 1Q20 2Q20 Passing Grades $37,618 98.34% $39,197 98.20% $1,579 Special Mention 218 0.57% 259 0.65% 41 Substandard Accruing 266 0.70% 311 0.78% 45 Non-Performing Loans 156 0.41% 147 0.37% (9) Total Loans $38,258 100.00% $39,914 100.00% $1,656 Amounts may not total due to rounding 29

Non-GAAP Financial Measures (in thousands, except per share data) 2Q20 1Q20 2Q19 Net income available to common shareholders $ 84,901 30,230 153,034 Add: Earnout liability adjustments 4,908 — — Add: Merger-related expense — — 7,401 Add: Restructuring charges, net 2,822 3,220 18 Add: Loss on early extinguishment of debt, net — 1,904 — Subtract/add: Investment securities (gains) losses, net (69,409) (8,734) 1,845 Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments (8,707) 4,255 (1,455) Add/subtract: Tax effect of adjustments 19,500 (167) (1,951) Adjusted net income available to common shareholders $ 34,015 $ 30,708 $ 158,892 Weighted average common shares outstanding, diluted 147,733 148,401 159,077 Net income per common share, diluted $ 0.57 $ 0.20 $ 0.96 Adjusted net income per common share, diluted $ 0.23 $ 0.21 $ 1.00 30

Non-GAAP Financial Measures, Continued (dollars in thousands) 2Q20 1Q20 4Q19 3Q19 2Q19 Net income $ 93,192 38,521 151,684 135,726 156,184 Add: Income tax expense, net related to State Tax Reform — — — 4,402 — Add: Earnout liability adjustments 4,908 — — 10,457 — Subtract/add: Merger-related expense — — (913) 353 7,401 Add/subtract: Restructuring charges, net 2,822 3,220 1,259 (66) 18 Add: Valuation adjustment to Visa derivative — — 1,111 2,500 — Add: Loss on early extinguishment of debt, net — 1,904 — 4,592 — Subtract/add: Investment securities (gains) losses, net (69,409) (8,734) 2,157 3,731 1,845 Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments (8,707) 4,255 (8,100) (1,194) (1,455) Add/subtract: Tax effect of adjustments 19,500 (167) 1,162 (2,478) (1,951) Adjusted net income $ 42,306 38,999 148,360 158,023 162,042 Net income annualized $ 374,816 154,931 601,790 538,478 626,452 Adjusted net income annualized $ 170,154 156,853 588,602 626,939 649,949 Total average assets $ 52,853,685 48,696,595 47,459,405 47,211,026 46,679,769 Return on average assets 0.71% 0.32% 1.27% 1.14% 1.34 % Adjusted return on average assets 0.32% 0.32% 1.24% 1.33% 1.39% 31

Non-GAAP Financial Measures, Continued (dollars in thousands) 2Q20 1Q20 2Q19 Net income available to common shareholders $ 84,901 30,230 153,034 Add: Earnout liability adjustments 4,908 — — Add: Merger-related expense — — 7,401 Add: Restructuring charges, net 2,822 3,220 18 Add: Loss on early extinguishment of debt, net — 1,904 — Subtract/add: Investment securities (gains) losses, net (69,409) (8,734) 1,845 Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments (8,707) 4,255 (1,455) Add/subtract: Tax effect of adjustments 19,500 (167) (1,951) Adjusted net income available to common shareholders $ 34,015 30,708 158,892 Adjusted net income available to common shareholders annualized 136,808 123,507 637,314 Add: Amortization of intangibles 7,868 7,868 7,250 Adjusted net income available to common shareholders excluding amortization of intangibles annualized $ 144,676 131,375 644,564 Net income available to common shareholders annualized 341,470 121,584 613,818 Add: Amortization of intangibles 7,868 7,868 7,250 Net income available to common shareholders excluding amortization of intangibles annualized $ 349,338 129,452 621,068 Total average shareholders' equity less preferred stock 4,567,254 4,424,278 4,416,705 Subtract: Goodwill (497,267) (497,267) (487,601) Subtract: Other intangible assets, net (51,667) (54,514) (69,853) Total average tangible shareholders' equity less preferred stock $ 4,018,320 3,872,497 3,859,251 Return on average common equity 7.48% 2.75% 13.90 % Adjusted return on average common equity 3.00% 2.79% 14.43 % Return on average tangible common equity 8.69% 3.34% 16.09 % Adjusted return on average tangible common equity 3.60% 3.39% 16.70% 32

Non-GAAP Financial Measures, Continued

(dollars in thousands)		2Q20	1Q20	2Q19
Total non-interest revenue	$	173,484	103,857	89,807
Subtract/add: Investment securities (gains) losses, net		(69,409)	(8,734)	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments		(8,707)	4,255	(1,455)
Adjusted non-interest revenue	**$**	**95,368**	**99,378**	**90,197**

(dollars in thousands)		2Q20	1Q20	4Q19	3Q19	2Q19
Total non-interest expense	$	284,141	276,279	266,121	276,310	264,126
Subtract: Earnout liability adjustments		(4,908)	—	—	(10,457)	—
Add/subtract: Merger-related expense		—	—	913	(353)	(7,401)
Subtract/add: Restructuring charges, net		(2,822)	(3,220)	(1,259)	66	(18)
Subtract: Valuation adjustment to Visa derivative		—	—	(1,111)	(2,500)	—
Subtract: Loss on early extinguishment of debt, net		—	(1,904)	—	(4,592)	—
Adjusted non-interest expense	**$**	**276,411**	**271,155**	**264,664**	**258,474**	**256,707**

(dollars in thousands)		2Q20	1Q20	4Q19	3Q19	2Q19
Adjusted non-interest expense	$	276,411	271,155	264,664	258,474	256,707
Subtract: Amortization of intangibles		(2,640)	(2,640)	(2,901)	(2,901)	(2,410)
Adjusted tangible non-interest expense	**$**	**273,771**	**268,515**	**261,763**	**255,573**	**254,297**
Net interest income		376,566	373,260	399,268	402,097	397,262
Add: Tax equivalent adjustment		861	786	769	819	811
Add: Total non-interest revenue		173,484	103,857	97,955	88,760	89,807
Total FTE revenues		550,911	477,903	497,992	491,676	487,880
Subtract/add: Investment securities (gains)/losses, net		(69,409)	(8,734)	2,157	3,731	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments		(8,707)	4,255	(8,100)	(1,194)	(1,455)
Adjusted total revenues	$	472,795	473,424	492,049	494,213	488,270
Efficiency ratio-FTE		51.58 %	57.81 %	53.44 %	56.20 %	54.14 %
Adjusted tangible efficiency ratio		**57.91 %**	**56.72 %**	**53.20 %**	**51.71 %**	**52.08 %**

33

Non-GAAP Financial Measures, Continued (dollars in thousands) June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 Total assets $ 54,121,989 $ 50,619,585 $ 48,203,282 $ 47,661,182 $ 47,318,203 Subtract: Goodwill (497,267) (497,267) (497,267) (487,865) (492,390) Subtract: Other intangible assets, net (50,392) (53,032) (55,671) (58,572) (61,473) Tangible assets 53,574,330 50,069,286 47,650,344 47,114,745 46,764,340 Total shareholders’ equity 5,052,968 5,065,205 4,941,690 4,868,838 4,753,816 Subtract: Goodwill (497,267) (497,267) (497,267) (487,865) (492,390) Subtract: Other intangible assets, net (50,392) (53,032) (55,671) (58,572) (61,473) Subtract: Preferred Stock, no par value (537,145) (537,145) (537,145) (536,550) (195,140) Tangible common equity $ 3,968,164 3,977,761 3,851,607 3,785,851 4,004,813 Total shareholders’ equity to total assets ratio 9.34% 10.01% 10.25% 10.22% 10.05 % Tangible common equity ratio 7.41% 7.94% 8.08% 8.04% 8.56% 34